Exhibit 10.5

Central European Distribution Corporation

Executive Bonus Plan

The base aggregate cash bonus under the Company’s Executive Bonus Plan (the “Plan”) is $1,450,000 for the 2008 fiscal year; such aggregate amount will be set on an annual basis in subsequent fiscal years. The payout of the aggregate cash bonus in the relevant fiscal year shall be as follows:

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In the event the Company’s earnings before net interest expense, net income tax, net other financial expense (income), depreciation and amortization (“EBITDA”) for a given fiscal year is less than 80% of the target EBITDA for such fiscal year, which target EBITDA is to be set by the compensation committee of the board of directors (the “Target EBITDA”), no bonus will be paid out to participants in the Plan for that fiscal year.

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In the event the Company’s EBITDA for a given fiscal year is 80% or more, but less than 90%, of the Target EBITDA for such fiscal year, 50% of the base aggregate cash bonus for that fiscal year will be paid to participants in the Plan.

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In the event the Company’s EBITDA for a given fiscal year is 90% or more, but less than 100%, of the Target EBITDA for such fiscal year, 80% of the base aggregate cash bonus for that fiscal year will be paid to participants in the Plan.

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In the event the Company’s EBITDA for a given fiscal year is 100% or more, but less than 110%, of the Target EBITDA for such fiscal year, 100% of the base aggregate cash bonus for that fiscal year will be paid to participants in the Plan.

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In the event the Company’s EBITDA for a given fiscal year is 110% or more of the Target EBITDA for such fiscal year, 110% of the base aggregate cash bonus for that fiscal year will be paid to participants in the Plan.

The aggregate cash bonus to be paid under the Plan for any given fiscal year will be allocated among Mr. Carey, Mr. Evangelou, Mr. Biedermann and Mr. Archbold as follows: Mr. Carey will receive 47% of such aggregate cash bonus, Mr. Evangelou will receive 25% of such aggregate cash bonus, Mr. Biedermann will receive 18% of such aggregate cash bonus and Mr. Archbold will receive 10% of such aggregate cash bonus.